NUMBER: **446713**

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

CERTIFICATE OF INCORPORATION

***I Hereby Certify** that*

ACQUATERRE MINERAL DEVELOPMENT LTD.

has this day been incorporated under the *Company Act*

***Issued** under my hand at Victoria, British Columbia*
on May 11, 1993

JOHN S. POWELL
Registrar of Companies

NUMBER: **446713**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

ACQUATERRE MINERAL DEVELOPMENT LTD.

has this day changed its name to

AQUATERRE MINERAL DEVELOPMENT LTD.

Issued *under my hand at Victoria, British Columbia on November 30, 1993*

JOHN S. POWELL
Registrar of Companies

DUPLICATE

NUMBER: **446713**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CERTIFIED TRUE COPY OF A DOCUMENT
FILED WITH THE REGISTRAR OF COMPANIES

JUL 23 2010

RON TOWNSHEND
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA

3

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

AQUATERRE MINERAL DEVELOPMENT LTD.

has this day changed its name to

QUATERRA RESOURCES INC.

Issued *under my hand at Victoria, British Columbia*
on November 13, 1997

JOHN S. POWELL
Registrar of Companies

BRITISH COLUMBIA

Number: BC0446713

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that QUATERRA RESOURCES INC. changed its name to LION COPPER AND GOLD CORP. on November 22, 2021 at 01:59 PM Pacific Time.

ELECTRONIC CERTIFICATE

Issued under my hand at Victoria, British Columbia
On November 22, 2021

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada